UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008
3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22250 (Commission File Number)	95-4431352 (IRS Employer Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (803) 326-3900
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On February 28, 2008, 3D Systems Corporation (the “Company”) purchased for $5,300,000 certain equipment from Tangible Express, LLC (“Tangible Express”) that was made available following Tangible Express’ announcements in late January and early February 2008 that it was closing its doors, no longer providing prototyping services and selling certain equipment. In connection with that transaction, Tangible Express paid the Company approximately $638,000 covering the net amount of accounts receivable that it owed the Company.
     In connection with these arrangements, the Company and Tangible Express entered into a Settlement and Release Agreement in which both parties agreed to a general release of all claims against the other, including such claims as made by Tangible Express against the Company in a civil action it filed on January 22, 2008 in the United States District Court, District of Utah, Central Division in which Tangible Express sought, among other things, a refund of the purchase costs for equipment and services and related damages.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: February 29, 2008	By:	/s/ Robert M. Grace, Jr. (Signature)
	Name:	Robert M. Grace, Jr.
	Title:	Vice President, General Counsel and
Secretary